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EXHIBIT 23-CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24265) pertaining to the Employees' Profit Sharing Plan of Regions Financial Corporation of our report dated June 15, 1998, with respect to the financial statements and schedules of the Employees' Profit Sharing Plan of Regions Financial Corporation included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

/s/ Ernst & Young LLP
Birmingham, Alabama
June 26, 1998